Exhibit 5.1

December 6, 2023

Meta Materials Inc.

60 Highfield Park Drive

Dartmouth, Nova Scotia, Canada B3A 4R9

Re: Meta Materials Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Meta Materials Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (File No. 333-268282) (together with the documents incorporated by reference therein as of the date hereof, the “Registration Statement”), which was declared effective under the Securities Act of 1933, as amended (the “Securities Act”), by the Securities and Exchange Commission (the “Commission”) on November 18, 2022, including the prospectus dated November 18, 2022 filed as part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated December 4, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, including the documents incorporated by reference therein as of the date hereof, the “Prospectus”). The Prospectus covers the offer and sale by the Company of (1) 75,000,000 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (2) Warrants to purchase an aggregate of 75,000,000 shares of Common Stock (the “Warrants”), and (3) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Shares and the Warrants, the “Securities”).

The Securities are to be sold by the Company pursuant to a Securities Purchase Agreement, dated as of December 4, 2023, by and among the Company and the purchasers signatory thereto (the “Purchase Agreement”), a form of which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Restated Articles of Incorporation of the Company filed with the Nevada Secretary of State on June 24, 2021, as amended (the “Articles”); (b) the Company’s Amended and Restated Bylaws dated October 26, 2016; (c) the resolutions adopted by the Company’s board of directors (including any committee thereof) authorizing, amongst other items, the issuance and sale of the Securities pursuant to the Registration Statement; (d) the Registration Statement; (e) the Purchase Agreement; and (f) the form of Warrant. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives

Meta Materials Inc.

December 6, 2023

of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.
The Shares have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable;
2.
When the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the circumstances contemplated by the Purchase Agreement, the Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and
3.
The Warrant Shares, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada and, solely with respect to the second opinion, the present laws of the State of New York. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP

Ballard Spahr LLP